EXHIBIT 99.1

NIMIN ENERGY ANNOUNCES COMPLETION OF STRATEGIC REVIEW PROCESS

Company Enters into Definitive Agreement for Sale of Wyoming Assets

Will Seek Shareholder Approval For Orderly Sale of Assets and Winding Up of the Company

Carpinteria, CA – April 25, 2012 – NiMin Energy Corp. (TSX:NNN) (OTCBB and OTCQX:NEYYF) (the “Company” or “NiMin”) today announced that its Board of Directors (the “Board”) has concluded its review of strategic alternatives commenced on November 21, 2011. The strategic review was designed to objectively review all alternatives for the Company, including a possible sale of assets. With a primary focus on maximizing shareholder value, and consistent with the recommendation of Macquarie Capital, the Company’s financial advisor, the Board unanimously determined that the sale of all of the Company’s assets and an orderly winding up and dissolution of the Company is the best alternative for generating maximum value for shareholders.

Transaction Details

As a result of the strategic process, NiMin has entered into a definitive agreement (the “Wyoming Agreement”) for the sale of its assets in Wyoming’s Big Horn Basin (the “Wyoming Assets”) to BreitBurn Operating L.P., a wholly-owned subsidiary of BreitBurn Energy Partners L.P. (NASDAQ: BBEP), for a total cash consideration of approximately $98 million. This transaction is subject to a prohibition on NiMin and its wholly-owned subsidiary, Legacy Energy, Inc. (“Legacy”), from soliciting or initiating any discussion regarding a business combination or asset sale involving the Wyoming Assets and provides for a $5 million termination fee in certain circumstances, including if the shareholders of the Company do not approve the sale of all or substantially all of the assets of the Company. The sale of the Wyoming Assets is subject to customary closing conditions, including approval by NiMin shareholders for the sale of all or substantially all of the assets of the Company.

The Company is currently working toward the sale of its remaining assets, including the negotiation of the terms of sale of its oil and natural gas assets in California’s San Joaquin Basin (the “California Assets”). There can be no assurance that the Company will enter into an agreement to sell the California Assets. A press release will be disseminated upon the completion of the negotiation and execution of a definitive agreement for the sale of the California Assets.

Shareholder Approval

NiMin intends to prepare a management information circular/proxy statement (the “Circular”) and hold an annual and special meeting of shareholders to seek approval for a number of items, including: (i) the sale of all or substantially all of the assets of the Company; (ii) the wind up and dissolution of the Company; (iii) annual meeting matters, including the election of the Board and the appointment of an auditor; (iv) approval of the unallocated options under the Company’s stock option plan; and (v) the advisory vote on compensation payable to executives as a result of the sale of assets. For the sale of assets and the winding up of the Company to proceed, each of the sale of assets and wind up must be approved by way of: (i) a special resolution by at least two-thirds of the votes cast by shareholders present in person or by proxy at the annual and special meeting of shareholders; and (ii) a majority of votes cast by persons other than certain members of management pursuant to Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions. The approval of the sale of assets is not conditional upon the approval of the winding up and dissolution of the Company.

Dissolution Process and Distributions

Upon receipt of all required regulatory and shareholder approvals, the Company will proceed with the sale of its assets in furtherance of the liquidation and dissolution of the Company. Upon the completion of the sale of its oil and natural gas assets, each of NiMin and Legacy will cease to conduct normal business operations, except as may be required to wind up the business and affairs of each corporation.

Legacy will be dissolved in accordance with Delaware General Corporate Law. The proceeds from the sales of assets held in Legacy will be used to pay off Legacy’s debts and liabilities. The balance of the proceeds will be transferred to the Company as the sole shareholder of Legacy by way of liquidating distribution, subject to the retention by Legacy of such funds as Legacy deems reasonable for known and unknown future liabilities which will be held in trust.

NiMin will be dissolved in accordance with the Business Corporations Act (Alberta). Nimin shareholders will receive the net proceeds of the liquidation and dissolution in one or more distribution installments. Instructions will be provided to shareholders describing the procedures to be followed to effect the cash distributions. The amount of the distributions will be determined by the Board after repayment of the Company’s debt and reviewing tax and other potential liabilities of the Company which are currently estimated to be between approximately $55.6 million to $56.15 million, including the retirement of senior banking facilities ($38 million), severance, change of control and termination payments ($3 million), the early termination of hedges ($1 million) and costs related to the sale of assets and winding up of the Company ($4 million). Although management of the Company believes that the estimates of the liabilities set forth above are reasonable based on information currently available to the Company, the actual amounts of such liabilities may differ materially from the estimates presented above, thereby affecting the amount of cash available to be distributed to shareholders. The Board is not currently aware of any material items that could give rise to unforeseen tax liabilities or other liabilities or costs which would materially reduce the amount of cash available for distribution to shareholders, but there is no assurance this will remain the case.

Further details regarding the amount of funds available for distribution to shareholders upon completion of the liquidation and sale of the assets and payment of the liabilities of the Company will be provided in a subsequent press release upon the completion of the negotiation and execution of a definitive agreement for the sale of the California Assets.

Fairness Opinion

The Board has retained CC Natural Resource Partners, LLC to provide an opinion as to the fairness, from a financial point of view, of the consideration to be received pursuant to the sale of the assets of the Company. A copy of the fairness opinion will be included with the Circular to be sent to shareholders of the Company.

Management Comments

NiMin’s CEO, Mr. Clancy Cottman, said, “Prior to the announcement of our strategic review, there was a significant gap between our underlying assets and our share price. We are extremely pleased with the outcome of our robust strategic review process and our ability to present a clear and effective means to address this value discrepancy. Given our high-quality portfolio of assets and reliable onshore operations, NiMin received interest from a broad range of strategic and financial third parties. We are very pleased with the result of this process and I would like to thank the NiMin Board for their diligence and effort in maximizing value for all shareholders. I would also like to thank our shareholders for their ongoing support.”

About NiMin Energy

NiMin is a California based independent oil exploration and production company with principal operations in the Bighorn Basin of Wyoming and the San Joaquin Basin in California.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed sale of assets and wind down of the Company. In connection with the proposed transaction, the Company intends to file a management information circular/proxy statement (the “Circular”) and other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CIRCULAR, WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Circular and other documents filed by the Company with the Securities and Exchange Commission (when available) at the Securities and Exchange Commission’s website at http://www.sec.gov or at the Company’s website at http://www.niminenergy.com. The Circular and other relevant materials (when available) may also be obtained for free from the Company by directing a request to NiMin Energy Corp., 1160 Eugenia Place, Suite 100, Carpinteria, California USA 93013; telephone (805) 566-2900. The contents of the websites referenced above are not deemed to be incorporated by reference into the Circular.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transactions. Information concerning the interests of the Company’s participants in the solicitation is, and will be, set forth in the Company’s Circular and Annual Reports on Form 10-K, previously or in the future filed with the Securities and Exchange Commission, and in the Circulars relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and from the Company at http://www.niminenergy.com, or by directing a request to NiMin Energy Corp., 1160 Eugenia Place, Suite 100, Carpinteria, California USA 93013; telephone (805) 566-2900.

Cautionary Statements

This news release contains forward-looking statements and information (“forward-looking statements”) within the meaning of applicable securities laws including statements regarding the sale of the assets of the Company, the preparation and mailing of the Circular, the approval of matters to be presented to shareholders at an annual and special meeting, the liabilities of the Company, the dissolution of Legacy and NiMin and the distribution of funds to shareholders. Although NiMin believes that the expectations reflected in its forward-looking statements are reasonable, such statements have been based upon currently available information to NiMin. Such statements are subject to known and unknown risks, uncertainties and other factors that could influence actual results or events and cause actual results or events to differ materially from those stated, anticipated or implied in forward-looking statements. Risks include, but are not limited to: receipt of all required regulatory and shareholder approvals, satisfaction of the conditions to the sale of the Wyoming Assets, changes in tax laws, the ability to liquidate the remaining assets of the Company (including the California Assets), the ability to dissolve Legacy and Nimin and the risks associated with the oil and gas industry. The risks, uncertainties, material assumptions and other factors that could affect actual results are discussed in more detail in our Annual Information Form/Annual Report on Form 10-K and other documents available at www.sedar.com and www.sec.gov. Readers are cautioned to not place undue reliance on forward-looking statements. The statements in this press release are made as of the date of this release, and, except as required by applicable law, NiMin does not undertake any obligation to publicly update or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements contained in this document are expressly qualified by this cautionary statement. NiMin undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of NiMin or the transactions discussed herein.

CONTACTS:

Investors

Jonathan Wimbish, CFA

NiMin Energy Corp.

Chief Financial Officer

+1 (805) 566-2900

jwimbish@niminenergy.com

Media

Dan Gagnier/Jared Levy

Sard Verbinnen & Co

+1 (212) 687-8080